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                                                                    EXHIBIT 99.2

                    STEWART INFORMATION SERVICES CORPORATION

                    CERTIFICATE OF CO-CHIEF EXECUTIVE OFFICER

                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2002

          Pursuant to Section 906(a) of the Sarbanes-Oxley Act of 2002

         The undersigned, being the Co-Chief Executive Officer of Stewart Information Services Corporation (the "Company") hereby certifies that the Company's Annual Report on Form 10-K for the twelve month period ended December 31, 2002, filed with the United States Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         Dated March 17, 2003.

/S/ STEWART MORRIS, JR.
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Name: Stewart Morris, Jr.
Title: Co-Chief Executive
Officer President and Director